Exhibit 10.17

TACTILE SYSTEMS TECHNOLOGY, INC.

EMPLOYEE STOCK PURCHASE PLAN

1.                                      Purpose of the Plan.  The purpose of this Tactile Systems Technology, Inc. Employee Stock Purchase Plan (the “Plan”) is to provide the employees of Tactile Systems Technology, Inc. (the “Company”) and its participating subsidiaries with a convenient means of purchasing shares of the Company’s common stock from time to time at a discount to market prices through the use of payroll deductions.  The Company intends that the Plan shall qualify as an “employee stock purchase plan” under Section 423 of the Code.

2.                                      Definitions.  The terms defined in this section are used (and capitalized) elsewhere in this Plan.

2.1.                            “Affiliate” means each domestic or foreign entity that is a “parent corporation” or “subsidiary corporation” of the Company, as defined in Code Sections 424(e) and 424(f) or any successor provisions.

2.2                               “Board” means the Board of Directors of the Company.

2.3                               “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time.  For purposes of the Plan, references to sections of the Code shall be deemed to include any applicable regulations thereunder and any successor or similar statutory provisions.

2.4                               “Committee” means the Compensation Committee of the Board or such other committee of non-employee directors appointed by the Board to administer the Plan as provided in Section 13.

2.5                               “Common Stock” means the common stock, par value $0.001 per share, of the Company.

2.6                               “Company” means Tactile Systems Technology, Inc., a Delaware corporation.

2.7                               “Corporate Transaction” means (i) a merger, consolidation or other reorganization of the Company with or into another corporation, or (ii) the sale of all or substantially all of the assets of the Company.

2.8                               “Designated Affiliate” means any Affiliate which has been expressly designated by the Board or Committee as a corporation whose Eligible Employees may participate in the Plan.

2.9                               “Eligible Compensation” means the total cash compensation (including wages, salary, commission, bonus, and overtime earnings) paid by the Company or any Affiliate to a Participant in accordance with the Participant’s terms of employment, but shall not include any employer contributions to a 401(k) or other retirement plan, any expense reimbursements or allowances, or any income (whether paid in Shares or cash) realized by the Participant as a result of participation in any equity-based compensation plan of the Company or any Affiliate.

2.10                        “Eligible Employee” means any employee of the Company or a Designated Affiliate, except for any employee who, immediately after a right to purchase is granted under the Plan, would be deemed, for purposes of Code Section 423(b)(3), to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Affiliate.  Notwithstanding the foregoing, with respect to any Offering, the Committee may provide for the exclusion of certain employees within the limitations described in Treasury Regulations §1.423-2(e)(1), (2) and (3).

2.11                        “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the regulations promulgated thereunder.

2.12                        “Fair Market Value” of a Share of Common Stock as of any date means (i) if the Company’s Common Stock is then listed on a national securities exchange, the closing sale price for a Share on such exchange on said date, or, if no sale has been made on such exchange on said date, on the last preceding day on which any sale shall have been made; (ii) if the Company’s Common Stock is not then listed on a national securities exchange, such value as the Committee in its discretion may in good faith determine, provided that, for the IPO Purchase Period, the Fair Market Value of a Share on the applicable Offering Date will be the price per share at which Shares are first sold to the public in the Company’s initial public offering as specified in the final prospectus for that initial public offering.  The determination of Fair Market Value shall be subject to adjustment as provided in Section 14.1.

2.13                        “IPO Date” means the effective date of the Company’s registration statement on Form S-1 for the initial public offering of the Common Stock.

2.14                        “IPO Purchase Period” means the initial Purchase Period under the Plan which begins on the IPO Date and ends on the next May 15 or November 15 to occur at least six months thereafter.

2.15                        “Offering” means the right provided to Participants to purchase Shares under the Plan with respect to a Purchase Period.

2.16                        “Offering Date” means the first Trading Day of a Purchase Period, which shall be the IPO Date for the IPO Purchase Period.

2.17                        “Participant” means an Eligible Employee who has elected to participate in the Plan in the manner set forth in Section 4 and whose participation has not ended pursuant to Section 8.1 or Section 9.

2.18                        “Plan” means this Tactile Systems Technology, Inc. Employee Stock Purchase Plan, as it may be amended from time to time.

2.19                        “Purchase Date” means the last Trading Day of a Purchase Period.

2.20                        “Purchase Period” means a period of six months beginning either (i) on May 16 of each calendar year and ending on the next November 15, or (ii) on November 16 in each calendar year and ending on the next May 15, such other period of time (but not to exceed 27 months or such longer period as may be permitted under Code Section 423) commencing on such date as may be established by the Committee, or the IPO Purchase Period.

2.21                        “Recordkeeping Account” means the account maintained in the books and records of the Company recording the amount contributed to the Plan by each Participant through payroll deductions.

2.22                        “Shares” means shares of Common Stock.

2.23                        “Trading Day” means a day on which the national stock exchanges in the United States are open for trading.

3.                                      Shares Available.  Subject to adjustment as provided in Section 14.1, the maximum number of Shares that may be sold by the Company to Eligible Employees under the Plan shall be 1,600,000 Shares, plus an automatic annual increase in such amount on January 1 of each year beginning in 2017 and ending on (and including) January 1, 2026 equal to the lesser of: (i) 1% of the total number of Shares outstanding as of December 31 of the immediately preceding calendar year, or (ii) 500,000 Shares, provided, however, that the Board may determine that any annual increase shall be for a number of Shares that is less than the number of Shares determined by the application of clauses (i) and (ii).  If the purchases by all Participants in an Offering would otherwise cause the aggregate number of Shares to be sold under the Plan to exceed the number specified in this Section 3, each Participant in that Offering shall be allocated a ratable portion of the remaining number of Shares which may be sold under the Plan.

4.                                      Eligibility and Participation.  To be eligible to participate in the Plan for a given Purchase Period, an employee must be an Eligible Employee on the first day of such Purchase Period.

4.1                               Enrollment for IPO Purchase Period.  Each individual who, on the IPO Date, qualifies as an Eligible Employee shall automatically become a Participant on such day and shall be deemed to have been granted the right to participate in the Offering occurring during the IPO Purchase Period at the maximum applicable participation rate.  Adoption of the Plan by the Board constitutes the approval of the grant of such a right to all Eligible Employees as of the IPO Date.  Each Participant who was automatically enrolled in the Plan on the IPO Date shall file a payroll deduction election form in the manner prescribed by Section 6.2 below within 30 calendar days after the IPO Date.  If a Participant who was automatically enrolled on the IPO Date fails to file such election form in a timely manner, then such Participant shall be deemed to have withdrawn from the Plan in accordance with Section 8.1 below.  A former Participant who is deemed to have withdrawn from the Plan pursuant to this Section 4.1 shall not again be a Participant in the Plan until he or she reenters the Plan for a subsequent Purchase Period through the enrollment process described in Sections 4.2 and 6.2 below.

4.2                               Enrollment After the IPO Purchase Period.  An Eligible Employee may elect to participate in the Plan by filing an election form with the Company before the Offering Date for a Purchase Period occurring after the IPO Purchase Period that authorizes regular payroll deductions from Eligible Compensation beginning with the first payday in such Purchase Period and continuing until the Plan is terminated or the Eligible Employee withdraws from the Plan, modifies his or her authorization, or ceases to be an Eligible Employee, as hereinafter provided.

5.                                      Amount of Common Stock Each Eligible Employee May Purchase.

5.1.                            Purchase Amounts and Limitations.  Subject to the provisions of this Plan, each Participant shall be offered the right to purchase on the Purchase Date the maximum number of Shares (including fractional Shares) that can be purchased with the entire balance in the Participant’s Recordkeeping Account at the per Share price specified in Section 5.2.  Notwithstanding the foregoing, no Participant shall be entitled to:

(a)                                 the right to purchase Shares under this Plan and all other employee stock purchase plans (within the meaning of Code Section 423(b)), if any, of the Company and its Affiliates that accrues at a rate which in the aggregate exceeds $25,000 of Fair Market Value (determined on the Offering Date of a Purchase Period when the right is granted) for each calendar year in which such right is outstanding at any time; or

(b)                                 purchase more than 5,000 Shares in any Offering under this Plan, such limit subject to adjustment from time to time as provided in Section 14.1.

5.2.                            Purchase Price.  Unless a greater purchase price is established by the Committee for an Offering prior to the commencement of the applicable Purchase Period, the purchase price of each Share sold pursuant to this Plan will be the lesser of (i) 85% of the Fair Market Value of such Share on the Offering Date of the applicable Purchase Period, or (ii) 85% of the Fair Market Value of such Share on the Purchase Date.

6.                                      Method of Participation.

6.1.                            Notice and Date of Grant.  The Company shall give notice to each Eligible Employee of the opportunity to purchase Shares pursuant to this Plan and the terms and conditions of such Offering.  The Company contemplates that for tax purposes the Offering Date for a Purchase Period will be considered the date of the grant of the right to purchase such Shares.

6.2.                            Contribution Elections.  Each Eligible Employee who desires to participate in the Plan for a Purchase Period shall signify his or her election to do so by signing and filing with the Company an election form approved by the Committee.  An Eligible Employee may elect to have any whole percent of Eligible Compensation (that is, 1%, 2%, 3%, etc.) withheld as a payroll deduction, but not exceeding 15% per pay period (or such other maximum percentage as the Committee may establish from time to time prior to the commencement of an Offering).  Except with respect to the IPO Purchase Period, an election to participate in the Plan and to authorize payroll deductions as described herein must be made before the Offering Date of a Purchase Period, and shall be effective beginning with the first payday in the Purchase Period immediately following the filing of such election form.  With respect to the IPO Purchase Period, an election to authorize payroll deductions (which may be in an amount less than the maximum participation percentage) is to be submitted following the IPO Date, but no later than 30 days thereafter, by any Participant who was automatically enrolled in the Plan.  Any election form submitted shall remain in effect until the Plan is terminated or such Participant withdraws from the Plan, modifies his or her authorization, or ceases to be an Eligible Employee, as hereinafter provided.

6.3                               Additional Contributions.  If specifically provided by the Committee in connection with an Offering (including for purposes of complying with applicable local law), or in connection with the IPO Purchase Period as provided below, in addition to or instead of making contributions by payroll deductions, a Participant may make additional contributions to his or her Recordkeeping Account through the payment by cash or check prior to a Purchase Date.  A Participant may make such additional contributions into his or her Recordkeeping Account only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions, subject to the limitations set forth in Section 5.1.  Subject to the preceding sentence, a Participant will be permitted to make such an additional contribution into his or her Recordkeeping Account in connection with the IPO Purchase Period only if the Participant made a timely election as provided in Section 6.2 above to authorize payroll deductions for the IPO Purchase Period at the maximum participation percentage, and such additional contribution is limited in amount to the maximum contribution percentage applied to Eligible Compensation received on paydays occurring during the IPO Purchase Period before the Participant’s initial payroll deduction election became effective.

6.4.                            Offering Terms and Conditions.  Each Offering shall consist of a single Purchase Period and shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate, consistent with the terms of the Plan.  The Committee may provide for separate Offerings for different Designated Affiliates, and the terms and conditions of the separate Offerings, including the applicable Purchase Period, need not be consistent.  Any Offering shall comply with the requirement of Code Section 423 that all Participants shall have the same rights and privileges for such Offering.  The terms and conditions of any Offering shall be incorporated by reference into the Plan and treated as part of the Plan.

7.                                      Recordkeeping Accounts.

7.1.                            Crediting Payroll Deduction Contributions.  The Company shall maintain a Recordkeeping Account for each Participant.  Payroll deductions pursuant to Section 6 will be credited to such Recordkeeping Accounts on each payday.

7.2.                            No Interest Payable.  No interest will be credited to a Participant’s Recordkeeping Account (unless required under local law).

7.3.                            No Segregation of Accounts.  The Recordkeeping Account is established solely for accounting purposes, and all amounts credited to the Recordkeeping Account will remain part of the general assets of the Company and need not be segregated from other corporate funds (unless required under local law).

7.4.                            Additional Contributions.  A Participant may not make any separate cash payment into a Recordkeeping Account, except as may be permitted in accordance with Section 6.3, and any such additional contributions will be credited to the Recordkeeping Accounts when received by the Company.

8.                                      Right to Adjust Participation; Withdrawals from Recordkeeping Account.

8.1.                            Withdrawal from Plan.  A Participant may at any time withdraw from the Plan.  If a Participant withdraws from the Plan, the Company will pay to the Participant in cash the entire balance in such Participant’s Recordkeeping Account and no further deductions will be made from the Participant’s Eligible Compensation during such Purchase Period.  A Participant who withdraws from the Plan will not be eligible to reenter the Plan until the next succeeding Purchase Period, and any such reentry shall be through the enrollment process described in Section 6.2.

8.2.                            Adjusting Level of Participation.  A Participant may adjust his or her rate of payroll deduction contributions to the Plan as follows:

(a)                                 A Participant may, by written notice, direct the Company to increase or decrease his or her rate of payroll deduction contributions, with such change to be effective as of the first day of the next Purchase Period.

(b)                                 A Participant may, by written notice, direct the Company to decrease his or her rate of payroll deduction contributions for a Purchase Period (including a decrease to 0%) one time during the applicable Purchase Period, with such change to become effective as soon as reasonably practicable.  Any Participant who has decreased his or her rate of payroll deductions to 0% and does not increase such rate of payroll deductions from 0% to at least 1% in accordance with Section 8.2(a) prior to the start of the next Purchase Period will be withdrawn from the Plan effective as of the first day of that next Purchase Period.

8.3.                            Submission of Notices.  Notification of a Participant’s election to withdraw from the Plan as provided in Section 8.1 or to change his or her rate of payroll deductions as provided in Section 8.2 shall be made by signing and submitting to the Company an appropriate form for that purpose approved by the Committee.  The Committee may promulgate rules regarding the time and manner for submitting any such written notice, which may include a requirement that the notice be on file with the Company’s designated office for a reasonable period before it will be effective.

8.4                               Adjustments by Company.  To the extent necessary to comply with Section 423(b)(8) of the Code or Section 5.1 of the Plan, a Participant’s payroll deduction contributions to the Plan may be decreased by the Company to 0% at any time during a Purchase Period.

9.                                      Termination of Employment.  If the employment of a Participant is terminated for any reason, including death, disability, or retirement, the entire balance in the Participant’s Recordkeeping Account will be refunded in cash to the Participant within 30 days after the date of termination of employment.  For purposes of the Plan, a Participant will not be deemed to have terminated employment while the

Participant is on sick leave, military leave or other leave of absence approved by the Company.  Where the period of leave exceeds 90 days and the Participant’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the ninety-first day of such leave.

10.                               Purchase of Shares.

10.1.                     Number of Shares Purchased.  As of each Purchase Date, the entire balance in each Participant’s Recordkeeping Account will be used to purchase the maximum number of Shares (including fractional Shares) (subject to the limitations of Section 5.1) at the purchase price determined in accordance with Section 5.2, unless the Participant has filed an appropriate form with the Company in advance of that date to withdraw from the Plan in accordance with Section 8.1.  Any amount in a Participant’s Recordkeeping Account that, for any reason, is not used to purchase Shares pursuant to this Section 10.1 will be refunded to the Participant.

10.2.                     Conversion of Foreign Currency.  In circumstances where payroll deductions have been taken from a Participant’s Eligible Compensation in a currency other than United States dollars, Shares shall be purchased by converting the balance in the Participant’s Recordkeeping Account to United States dollars at the exchange rate in effect at the end of the fifth Trading Day preceding the Purchase Date, as published by Bloomberg.com if available or otherwise as determined with respect to a particular jurisdiction by the Committee or its delegate for this purpose, and such dollar amount shall be used to purchase Shares as of the Purchase Date.

10.3.                     Crediting of Shares.  Promptly after the end of each Purchase Period, the number of Shares purchased by all Participants as of the applicable Purchase Date shall be issued and delivered to an agent selected by the Company.  Delivery of the shares to the agent shall be effected by an appropriate book-entry in the stock register maintained by the Company’s transfer agent or delivery of a certificate.  The agent will hold the Shares for the benefit of all Participants who have purchased Shares and will maintain a Share subaccount for each Participant reflecting the number of Shares (including fractional Shares) credited to each Participant.  Each Participant will be entitled to direct the voting by the agent of all Shares credited to such Participant’s Share subaccount, and the agent may reinvest any dividends paid on Shares credited to a Participant’s Share subaccount in additional Shares in accordance with such rules as the Committee may prescribe.  Each Participant may also direct the agent to sell any or all of the Shares credited to the Participant’s Share subaccount and distribute the net proceeds of such sale to the Participant.

10.4                        Withdrawal of Shares From Share Subaccount.  Except for sales through the agent as provided in Section 10.3, a Participant may not withdraw Shares from the Participant’s Share subaccount until after the Participant has satisfied the minimum holding period requirements established by Code Section 423(a)(1).  Once these holding period requirements have been satisfied with respect to Shares credited to a Participant’s Share subaccount, the Participant may request that the agent transfer any or all of those Shares directly to the Participant or to a brokerage account maintained by the Participant.  The agent shall deliver the requested number of whole Shares by the issuance of a stock certificate, the electronic delivery of the Shares to a brokerage account designated by the Participant, or an appropriate book-entry in the stock register maintained by the Company’s transfer agent with a notice of issuance provided to the Participant, and will pay the Participant a cash amount representing the Fair Market Value of any applicable fractional Share withdrawn.

11.                               Rights as a Shareholder.  A Participant shall not be entitled to any of the rights or privileges of a shareholder of the Company with respect to Shares, including the right to vote or direct the voting or to receive any dividends that may be declared by the Company, until (i) the Participant actually has paid the purchase price for such Shares and (ii) certificates for such Shares have been issued either to the agent or to the Participant, as provided in Section 10.3.

12.                               Rights Not Transferable.  A Participant’s rights under this Plan are exercisable only by the Participant during his or her lifetime, and may not be sold, pledged, assigned, transferred or disposed of in any manner other than by will or the laws of descent and distribution.  Any attempt to sell, pledge, assign, transfer or dispose of the same shall be void and without effect.  The amounts credited to a Recordkeeping Account may not be sold, pledged, assigned, transferred or disposed of in any way, and any attempted sale, pledge, assignment, transfer or other disposition of such amounts will be void and without effect.

13.                               Administration of the Plan.

13.1.                     Authority of the Committee.  This Plan shall be administered by the Committee.  Subject to the express provisions of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to:

(a)                                 Determine when each Purchase Period under this Plan shall occur, and the terms and conditions of each related Offering (which need not be identical);

(b)                                 Designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan;

(c)                                  Construe and interpret the Plan and establish, amend and revoke rules, regulations and procedures for the administration of the Plan.  The Committee may, in the exercise of this power, correct any defect, omission or inconsistency in the Plan, in such manner and to the extent it may deem necessary, desirable or appropriate to make the Plan fully effective;

(d)                                 Exercise such powers and perform such acts as the Committee may deem necessary, desirable or appropriate to promote the best interests of the Company and its Designated Affiliates and to carry out the intent that the Offerings made under the Plan are treated as qualifying under Code Section 423(b);

(e)                                  As more fully described in Section 18, to adopt such rules, procedures and sub-plans as may be necessary, desirable or appropriate to permit participation in the Plan by employees who are foreign nationals or employed outside the United States by a non-U.S. Designated Affiliate, and to achieve tax, securities law and other compliance objectives in particular locations outside the United States; and

(f)                                   Adopt and amend as the Committee deems appropriate a Plan rule specifying that Shares purchased by a Participant during a Purchase Period may not be sold by the Participant for a specified period of time after the Purchase Date on which the Shares were purchased by the Participant, and establish such procedures as the Committee may deem necessary to implement such rule.

13.2.                     Interpretations and Decisions by the Committee.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all persons, including the Company, any Affiliate, any Participant and any Eligible Employee.

13.3.                     Delegation by the Committee.  Subject to the terms of the Plan and applicable law, the Committee may delegate ministerial duties associated with the administration of the Plan to such of the Company’s officers, employees or agents as the Committee may determine.

13.4.                     Indemnification.  No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan.  In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Company or a Designated Affiliate, members of the Board and Committee and any officers or employees of the Company or Designated Affiliate to whom authority to act for the Committee is delegated shall be indemnified by the Company from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan if such person has acted in good faith and in a manner that he or she reasonably believes to be in, or not opposed to, the best interests of the Company.

14.                               Changes in Capitalization and Corporate Transactions.

14.1.                     Adjustments.  In the event of any change in the Common Stock of the Company by reason of a stock dividend, stock split, reverse stock split, corporate separation, recapitalization, merger, consolidation, combination, exchange of shares and the like, the Committee shall make such equitable adjustments as it deems appropriate in the aggregate number and class of Shares or other securities available under this Plan, the Share limitation expressed in Section 5.1(b) of the Plan, and the number, class and purchase price of Shares or other securities subject to purchase under any pending Offering.

14.2.                     Corporate Transactions.  In the event of a Corporate Transaction, each right to acquire Shares on any Purchase Date that is scheduled to occur after the date of the consummation of the Corporate Transaction may be continued or assumed or an equivalent right may be substituted by the surviving or successor corporation or a parent or subsidiary of such corporation.  If such surviving or successor corporation or parent or subsidiary thereof refuses to continue, assume or substitute for such outstanding rights, then the Board may, in its discretion, either terminate the Plan or shorten the Purchase Period then in progress by setting a new Purchase Date for a specified date before the date of the consummation of the Corporate Transaction.  Each Participant shall be notified in writing, prior to any new Purchase Date, that the Purchase Date for the existing Offering has been changed to the new Purchase Date and that the Participant’s right to acquire Shares will be exercised automatically on the new Purchase Date unless prior to such date the Participant’s employment has been terminated or the Participant has withdrawn from the Plan.  In the event of a dissolution or liquidation of the Company, any Offering and Purchase Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board.

15.                               Amendment or Suspension of Plan.  The Board may at any time suspend this Plan or amend it in any respect, but no such amendment may, without shareholder approval, increase the number of shares reserved under this Plan, increase the rate of automatic annual increase in the number of shares reserved as provided in Section 3, or effect any other change in the Plan that would require shareholder approval under applicable law or regulations or the rules of any securities exchange on which the Shares may then be listed, or to maintain compliance with Code Section 423.  No such amendment or suspension shall adversely affect the rights of Participants pursuant to Shares previously acquired under the Plan.  During any suspension of the Plan, no new Offering or Purchase Period shall begin and no Eligible Employee shall be offered any new right to purchase Shares under the Plan or any opportunity to elect to participate in the Plan, and any existing payroll deduction authorizations shall be suspended, but any such right to purchase Shares previously granted for a Purchase Period that began prior to the Plan suspension shall remain subject to the other provisions of this Plan and the discretion of the Board and the Committee with respect thereto.

16.                               Effective Date and Term of Plan.  The Plan will become effective on the IPO Date.  No rights to purchase Shares granted under this Plan will be exercised unless and until the Plan has been approved by the shareholders of the Company, which approval must be within 12 months before or after the date the Plan is adopted by the Board of Directors.  The Plan and all rights of Participants hereunder shall terminate (i) at any time, at the discretion of the Board of Directors, or (ii) upon the completion of any Offering under which the limitation on the total number of shares to be issued during the entire term of the Plan, as determined in accordance with Section 3 and including the annual increased provided thereby, has been reached.  Except as otherwise determined by the Board, upon termination of this Plan, the Company shall pay to each Participant cash in an amount equal to the entire remaining balance in such Participant’s Recordkeeping Account.

17.                               Governmental Regulations and Listing.  All rights granted or to be granted to Eligible Employees under this Plan are expressly subject to all applicable laws and regulations and to the approval of all governmental authorities required in connection with the authorization, issuance, sale or transfer of the Shares reserved for this Plan, including, without limitation, there being a current registration statement of the Company under the Securities Act of 1933, as amended, covering the Shares purchasable on the Purchase Date applicable to such Shares, and if such a registration statement shall not then be effective, the term of such Purchase Period shall be extended until the first Trading Day after the effective date of such a registration statement, or post-effective amendment thereto.  If applicable, all such rights hereunder are also similarly subject to effectiveness of an appropriate listing application to a national securities exchange covering the Shares issuable under the Plan upon official notice of issuance.

18.                               Rules for Foreign Jurisdictions.  The Committee may adopt rules, procedures or subplans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures.  Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, the definition of Eligible Compensation, withholding procedures and handling of stock certificates that vary with local requirements.

19.                               Miscellaneous.

19.1.                     Effect on Employment Status.  This Plan shall not be deemed to constitute a contract of employment between the Company and any Participant, nor shall it interfere with the right of the Company to terminate the employment of any Participant and treat him or her without regard to the effect that such treatment might have upon him or her under this Plan.

19.2.                     Governing Law.  This Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

19.3.                     Electronic Documentation and Signatures.  Any reference in the Plan to election or enrollment forms, notices, authorizations or any other document to be provided in writing shall include the provision of any such form, notice, authorization or document by electronic means, including through the Company’s intranet, and any reference in the Plan to the signing of any document shall include the authentication of any such document provided in electronic form, in each case in accordance with procedures established by the Committee.

19.4.                     Book-Entry and Electronic Transfer of Shares.  Any reference in this Plan to the issuance or transfer of a stock certificate evidencing Shares shall be deemed to include, in the Committee’s discretion, the issuance or transfer of such Shares in book-entry or electronic form.  Uncertificated Shares shall be deemed delivered for all purposes of this Plan when the Company or its agent shall have provided to the recipient of the Shares a notice of issuance or transfer by electronic mail (with proof of receipt) or by United States mail, and have recorded the issuance or transfer in its records.

19.5.                     Registration of Share Accounts and Certificates.  Any Share account contemplated by Section 10.3 and certificate to be issued to a Participant shall be registered in the name of the Participant, or jointly in the name of the Participant and another person, as the Participant may direct on an appropriate form filed with the Company or the agent.